UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2005

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of CNL Hotels & Resorts, Inc. (the “Company”) dated September 1, 2005 and filed with the Securities and Exchange Commission (“SEC”) on September 7, 2005 (the “Initial 8-K”) regarding the sale of five non-strategic hotel properties to Pyramid Hotel Opportunity Venture LLC. The purpose of this amendment is to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. The information contained in this Form 8-K/A should be read in conjunction with the Initial 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the sale of five non-strategic hotel properties which was completed on September 1, 2005 (the “Pyramid 5 Sale”) on the Company’s historical financial position and operating results. The following unaudited pro forma condensed consolidated balance sheet of the Company at June 30, 2005 gives effect to the Pyramid 5 Sale and related specific use of proceeds as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 give effect to the Pyramid 5 Sale as if it had occurred on the first day of each period presented. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 also includes the effect of the sale of 30 non-strategic hotel properties (the “Ashford 30 Sale”), completed on June 17, 2005, as if it had been completed on the first day of the period presented. The historical financial position and operating results as of June 30, 2005, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, already reflect the effects of the Ashford 30 Sale.

The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes thereto have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the accompanying notes. Those historical consolidated financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the Company’s Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2005, which the Company filed with the SEC on March 16, 2005 and August 15, 2005, respectively.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or consolidated financial position. Nevertheless, the pro forma adjustments reflected in the accompanying unaudited pro forma financial information reflect estimates and assumptions made by the Company's management that it believes to be reasonable.

CNL Hotels & Resorts, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2005
(in thousands)

	Historical June 30, 2005	Pyramid 5 Sale Pro Forma Adjustments		June 30, 2005
ASSETS
Hotel and resort properties, net	$4,475,561	$(101,585)	(a)	$4,373,976
Cash and cash equivalents	112,715	104,163	(b)	107,943
		(108,935)	(c)
Restricted cash	196,419			196,419
Receivables, net	116,209			116,209
Goodwill	515,192			515,192
Intangibles, net	392,047			392,047
Prepaid expenses and other assets	68,556	(170)	(a)	68,386
Loan costs, net	35,657	(1,516)	(d)	34,141
	$5,912,356	$(108,043)		$5,804,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,171,689	$(108,516)	(c)	$3,063,173
Accounts payable and accrued expenses	186,800	(419)	(c)	186,381
Other liabilities	42,639			42,639
Distributions and losses in excess of investments in unconsolidated entities	1,114			1,114
Due to related parties	4			4
Membership deposits	222,838			222,838
Total liabilities	3,625,084	(108,935)		3,516,149
Commitments and contingencies
Minority interests	127,569			127,569
Stockholders’ equity:
Preferred stock, without par value.	-			-
Authorized and unissued 1,500 shares
Excess shares, $.01 par value per share.	-			-
Authorized and unissued 31,500 shares
Common stock, $.01 par value per share.
Authorized 225,000 shares; issued 157,393 and 154,975 shares, respectively; outstanding 152,876 and 152,913 shares, respectively	1,530			1,530
Capital in excess of par value	2,740,412			2,740,412
Accumulated distributions in excess of net income	(577,665)	892	(e)	(576,773)
Accumulated other comprehensive loss	(4,574)			(4,574)
Total stockholders’ equity	2,159,703	892		2,160,595
	$5,912,356	$(108,043)		$5,804,313

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004
(In thousands, except per share data)

	Historical December 31, 2004	Ashford 30 Sale Pro Forma Adjustments (f)		Pyramid 5 Sale Pro Forma Adjustments (j)		Pro Forma December 31, 2004
Revenues:
Room	$813,350	$(93,765)		$(24,434)		$695,151
Food and beverage	324,485	(3,265)		(5,555)		315,665
Other hotel and resort operating departments	166,630	(1,785)		(1,321)		163,524
Rental income from operating leases	30,832	(6,182)				24,650
Interest and other income	6,941	(794)				6,147
	1,342,238	(105,791)		(31,310)		1,205,137
Expenses:
Room	195,843	(22,745)		(7,337)		165,761
Food and beverage	230,125	(2,303)		(5,477)		222,345
Other hotel and resort operating departments	101,047	(888)		(825)		99,334
Property operations	257,627	(24,506)		(7,899)		225,222
Repairs and maintenance	58,594	(5,089)		(1,869)		51,636
Hotel and resort management fees	34,669	(3,929)		(672)		30,068
Sales and marketing	82,555	(5,684)		(2,907)		73,964
Credit enhancement funding	(23,005)					(23,005)
General operating and administrative	29,702	(165)		(15)		29,522
Asset management fees to related party	26,505	(2,577)	(g)	(642)	(k)	23,286
Depreciation and amortization	180,071	(16,765)		(5,060)		158,246
	1,173,733	(84,651)		(32,703)		1,056,379

Operating profit	168,505	(21,140)		1,393		148,758

Interest and loan cost amortization	(178,155)	10,927	(h)	5,084	(l)	(162,144)
Loss on disposal of assets	(1,338)					(1,338)
Gain on sale of common stock	9,268					9,268
Impairment of equity method investment	(1,275)					(1,275)
Gain on hedge termination	3,511					3,511
Transaction costs	(11,521)					(11,521)
Loss on extinguishment of debt	(17,877)					(17,877)

Loss before equity in losses of unconsolidated entities, minority interests and income tax expense	(28,882)	(10,213)		6,477		(32,618)
Equity in losses of unconsolidated entities	(18,469)					(18,469)
Minority interests	(8,403)					(8,403)

Loss before income tax expense	(55,754)	(10,213)		6,477		(59,490)
Income tax expense	(28,539)	(541)	(i)	(3,368)	(m)	(32,448)

Net loss from continuing operations	$(84,293)	$(10,754)		$3,109		$(91,938)

Loss per share of common stock (basic and diluted):	$(0.57)					$(0.62)

Weighted average number of shares of common stock outstanding:
Basic and diluted	148,059					148,059

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2005
(In thousands, except per share data)

	Historical June 30, 2005	Pyramid 5 Sale Pro Forma Adjustments (j)		Pro Forma June 30, 2005
Revenues:
Room	$448,884	$(12,985)		$435,899
Food and beverage	215,962	(3,080)		212,882
Other hotel and resort operating departments	116,988	(626)		116,362
Rental income from operating leases	6,895			6,895
Interest and other income	2,240			2,240
	790,969	(16,691)		774,278
Expenses:
Room	102,835	(3,875)		98,960
Food and beverage	139,165	(2,843)		136,322
Other hotel and resort operating departments	66,081	(405)		65,676
Property operations	130,518	(4,055)		126,463
Repairs and maintenance	30,976	(945)		30,031
Hotel and resort management fees	22,598	(364)		22,234
Sales and marketing	45,622	(1,581)		44,041
Credit enhancement funding	(731)			(731)
General operating and administrative	15,808	(3)		15,805
Asset management fees to related party	14,718	(321)	(k)	14,397
Depreciation and amortization	98,500	(2,535)		95,965
	666,090	(16,927)		649,163

Operating profit	124,879	236		125,115

Interest and loan cost amortization	(107,396)	3,780	(l)	(103,616)
Transaction costs	(1,260)	300		(960)
Loss on extinguishment of debt	(4,206)			(4,206)
Loss on termination of hedges	(1,344)			(1,344)

Income before equity in losses of unconsolidated entities, minority interests and benefit from income taxes	10,673	4,316		14,989
Equity in losses of unconsolidated entities	(9,221)			(9,221)
Minority interests	(5,716)			(5,716)

(Loss) income before benefit from income taxes	(4,264)	4,316		52
Benefit from income taxes	2,660			2,660

Net (loss) income from continuing operations	$(1,604)	$4,316		$2,712

(Loss) earnings per share of common stock (basic and diluted):	$(0.01)			$0.02

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,871			152,871

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
As of June 30, 2005 and for the Year Ended December 31, 2004
and for the Six Months Ended June 30, 2005

Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

(a)
These amounts reflect the elimination of assets of the five non-strategic hotel properties as if the sale was consummated on June 30, 2005. Other adjustments, as noted below, reflect the receipt of the sale price of $109 million and the use of the cash proceeds to pay down certain indebtedness and pay transaction related costs.

(b)
Cash and cash equivalents have been increased to reflect the net cash proceeds received by the Company at closing (the sale price of $109 million less closing costs and debt repayment penalties of approximately $5 million).

(c)
Cash and cash equivalents have been decreased to reflect the use of the net cash proceeds received by the Company at closing to pay down existing mortgages and other notes payable. Mortgages and other notes payable have been reduced to reflect the reduction in debt due to the repayment. Accounts payable and accrued expenses have been reduced to reflect the pay down of accrued interest expense related to the mortgages repaid.

(d)
Loan costs have been decreased to reflect the write-off of the unamortized deferred loan costs related to the mortgages and other notes payable that were repaid with proceeds from the sale of the five properties.

(e)
Accumulated distributions in excess of net income has been reduced to reflect the net gain on the sale and the additional write-off of loan costs related to the pay-down of an additional $46.2 million of debt with proceeds from the sale, as follows (in thousands):

Sale price	$109,000

Less:
Net book value of hotel assets sold	(101,585)
Other assets sold net of liabilities assumed	(170)
Debt prepayment penalties	(1,823)
Management termination fees	(779)
Write-off of unamortized deferred loan costs	(693)
Closing costs	(1,265)
Additional legal costs paid outside closing	(162)

Gain on sale of assets	2,523

Write-off of unamortized deferred loan costs related to pay-down of additional $46.2 million of debt	(823)
Debt prepayment penalties related to pay-down of additional $46.2 million of debt	(808)

$892

CNL Hotels & Resorts, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued
As of June 30, 2005 and for the Year Ended December 31, 2004
and for the Six Months Ended June 30, 2005

(f)
Except as described in (g), (h) and (i), these amounts reflect the elimination of the results of operations for the 30 properties sold in the Ashford 30 Sale from historical financial statement amounts. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 gives effect to the sale and related use of proceeds as if the sale had occurred on the first day of such period. The statement does not include the impact of the gain on the sale of the properties or costs related to the disposition.

(g)
This amount represents the elimination of asset management fee expenses of $2.6 million, taken as 0.6% annually of the net book value of the fixed assets for the 30 properties disposed of in the Ashford 30 Sale, during the year ended December 31, 2004. The asset management fees were historically paid by the Company to its advisor, CNL Hospitality Corp., and would not have been incurred as a result of the disposition of these assets.

(h)
Interest expense has been reduced to reflect the use of proceeds from the Ashford 30 Sale to repay existing mortgages and other notes payable of approximately $410.6 million. The Company paid interest at a weighted average annualized interest rate of 5.89 percent during the year ended December 31, 2004.

(i)	Income tax expense has been increased as a result of the loss of the tax benefit generated by certain of the 30 properties that were sold in the Ashford 30 Sale.

(j)
Except as described in footnotes (k), (l) and (m), these amounts reflect the elimination of the results of operations for the five properties sold in the Pyramid 5 Sale from historical financial statement amounts. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 give effect to the sale and related use of proceeds as if the sale had occurred on the first day of each period presented. The statements do not include the impact of the gain on the sale of the properties or costs related to the disposition.

(k)
These amounts represent the elimination of asset management fee expenses of $0.6 million and $0.3 million, taken as 0.6% annually of the net book value of the fixed assets for the five properties disposed of in the Pyramid 5 Sale, during the year ended December 31, 2004 and the six months ended June 30, 2005, respectively. The asset management fees were historically paid by the Company to its advisor, CNL Hospitality Corp., and would not have been incurred as a result of the disposition of these assets.

(l)
Interest expense has been reduced to reflect the use of proceeds from the Pyramid 5 Sale to repay existing mortgages and other notes payable of approximately $109 million. The Company paid interest at a weighted average annualized interest rate of 5.89 percent and 6.48 percent during the year ended December 31, 2004 and the six months ended June 30, 2005, respectively.

(m)	Income tax expense has been increased as a result of the loss of the tax benefit generated by the five properties that were sold in the Pyramid 5 Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: November 18, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer